SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2014, on the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Vermillion, Inc. (the “Company”), the Board approved the 2014 annual salary; the target percentage of annual salary payable upon achievement of specified metrics relating to the number of OVA1 tests performed, realized revenue per test, completion of studies, advancement of the platform migration, increase in covered lives and certain other metrics; and grants of options to purchase common stock of the Company, par value $0.001 per share (“Company Common Stock”), to each of the executive officers, as set forth below:

Name	Title	2014 Annual Salary	Bonus Payout Target for 2014 (as a Percentage of 2014 Annual Salary)	Number of Shares Subject to Stock Option Grant
Tom McLain	President and Chief Executive Officer	$375,000	50%	140,000
Marian Sacco	Senior Vice President of Sales and Marketing and Chief Commercial Officer	$250,000	40%	90,000
Donald Munroe	Senior Vice President of Business Development and Chief Scientific Officer	$275,000	40%	70,000
Eric Schoen	Vice President, Finance and Chief Accounting Officer	$225,000	35%	55,000

The stock options were granted pursuant to the Vermillion, Inc. Amended and Restated 2010 Stock Option Plan and, subject to the executive officer’s continued employment with the Company, will vest in forty-eight equal monthly installments beginning on April 27, 2014 (except as otherwise provided in the terms and conditions applicable to the awards). The exercise price for the options is $3.09 per share, and the options are subject to such additional terms and conditions as are set forth in the applicable form of award agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: March 31, 2014	By: /s/ Eric J. Schoen
Eric J. Schoen

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